Filed Pursuant to Rule 424(b)(5) and 424(b)(8)

Registration No. 333-203744-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
3.375% Senior Notes due 2027	$300,000,000	99.848%	$299,544,000	$37,293.23
3.250% Senior Notes due 2026	$375,000,000	99.070%	$371,512,500	$46,253.31
				$83,546.54

(1) The filing fees have been calculated in accordance with Rule 457(r) and relate to the Registration Statement on Form S-3 (File No. 333-203744-01) filed by the registrant on April 30, 2015.

EXPLANATORY NOTE

This prospectus supplement is being filed pursuant to Rules 424(b)(5) and 424(b)(8) under the Securities Act of 1933, as amended (the “Securities Act”), solely to add the Calculation of Registration Fee table required by Rules 456(b) and 457(r) under the Securities Act to the prospectus supplements originally filed by the registrant on December 6, 2017 and June 17, 2016, respectively, under the same registration statement of which this prospectus supplement forms a part, which is incorporated herein by reference.